As filed with the Securities and Exchange Commission on March 4, 2005

Registration Statement No. 333-88008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

Post-Effective Amendment

to Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

Osteotech, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3357370 (I.R.S. Employer Identification Number)

51 James Way Eatontown, New Jersey 07724 (732) 542-2800 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MICHAEL J. JEFFRIES
Executive Vice President and Chief Financial Officer
Osteotech, Inc.
51 James Way.
Eatontown, NJ 07724
(732) 542-2800

(Address, including zip code, and telephone number, including area code, of agent for service)

__________________

with copies to:

KEVIN T. COLLINS, ESQ. Dorsey & Whitney LLP 250 Park Avenue New York, NY 10177 (212) 415-9200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“the Securities Act”) check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

___________________________________________________________

Explanatory Note

On May 10, 2002, Osteotech Inc. (the “Company”) filed a registration statement on Form S-3 (Registration No. 333-88008) with the Securities and Exchange Commission (the “Registration Statement”). The Registration Statement registered the sale by stockholders of the Company from time to time on a delayed basis of up to 2,800,000 shares of the Company’s common stock. The shares offered by the Registration Statement were sold to the selling stockholders in private placement transactions exempt from registration under the Securities Act pursuant to purchase agreements executed by and between the Company and the selling stockholders.

As is provided in the Registration Statement, the Company agreed to keep the Registration Statement effective until the earlier of: (1) the date on which all of the shares are sold; (2) the date on which all of the shares become eligible for sale under rule 144(k) under the Securities Act; or (3) two years from the effective date of the Registration Statement. Accordingly, pursuant to paragraph (a)(3) of the undertaking in Item 17 of Form S-3, we are filing this Post-Effective Amendment to the Registration Statement on Form S-3 to remove from registration any securities which were registered pursuant to the Registration Statement that remain unsold. The Registration Statement is hereby amended, as appropriate, to reflect this deregistration of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eatontown, State of New Jersey on the 4th day of March, 2005.

OSTEOTECH, INC.

By: __/s/ Michael J. Jeffries_____________
Michael J. Jeffries
Chief Financial Officer
(Principal Financial Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dated indicated:

Signature	Title	Date

___________*___________	Chairman of the	March 4, 2005
Donald D. Johnston	Board of Directors

___________*___________	Chief Executive	March 4, 2005
Richard W. Bauer	Officer (Principal Executive
Officer) and Director

_______________________	President, Chief Operating
Sam Owusu-Akyaw	Officer and Director

__/s/ Michael J. Jeffries____	Executive Vice President	March 4, 2005
Michael J. Jeffries	Chief Financial Officer
(Principal Financial
Accounting Officer),
Secretary and Director

___________*___________	Director	March 4, 2005

Kenneth P. Fallon III

_______________________	Director

Stephen S. Galliker

___________*___________	Director	March 4, 2005

John P. Kostuik

_______________________	Director

Robert J. Palmisano

_______________________	Director

Thomas M. Patton

___________*___________	Director	March 4, 2005

Stephen J. Sogin

*By: _/s/ Michael J. Jeffries	Executive Vice President	March 4, 2005
Michael J. Jeffries
Attorney-in-Fact